UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023 (May 19, 2023)

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Island Drive Suite 101
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2023, the Board of Directors (the “Board”) of Talis Biomedical Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, expanded the number of directors of the Board from seven directors to eight directors and appointed Heinrich Dreismann as an independent director, in accordance with the Company’s Amended and Restated Certificate of Incorporation, effective immediately. Dr. Dreismann will serve as a Class III director until the 2024 annual meeting of the Company’s stockholders or his earlier death, resignation or removal and will serve on the Compensation Committee and Science, Technology and Clinical Affairs Committee of the Board. The Company has determined that Dr. Dreismann is an independent director in accordance with the applicable listing standards of The Nasdaq Stock Market Listing Rules.

Dr. Dreismann has served as a director on numerous private and public company boards from 2006 to present, including on Myriad Genetics, a public company focused on genetic testing and precision medicine and Mainz BioMed, a public company developing market-ready molecular genetic diagnostic solutions for life-threatening conditions. Prior to his board service, Dr. Dreismann served as President and Chief Executive Officer of Roche Molecular Systems, Inc. from 2000 to 2006. Dr. Dreismann earned a Master of Science in Biology and a Ph.D. in Microbiology/Molecular Biology from the University of Munster in Germany.

There is no arrangement or understanding between Dr. Dreismann and any other person pursuant to which he was appointed as a director. Further, with regard to Dr. Dreismann, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Dr. Dreismann will receive compensation in accordance with the Company’s non-employee director compensation policy which provides for (i) a cash payment for service as a member of the Board, Compensation Committee and Science, Technology and Clinical Affairs Committee at an annual rate of $40,000, $7,000 and $5,000, respectively, which amount shall be pro-rated based on days served in the applicable fiscal year, and (ii) the grant of an initial equity award upon appointment to purchase shares of the Company’s common stock that is equal to the lesser of (x) 190,000 or (y) the number of shares of Common Stock with an aggregate Black-Scholes option value of $340,000, which grant shall vest in 36 equal monthly installments.

On May 23, 2023, the Company issued a press release announcing the appointment of Dr. Dreismann. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated May 23, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALIS BIOMEDICAL CORPORATION

Date:	May 23, 2023	By:	/s/ Rebecca L. Markovich
Rebecca L. Markovich Interim Chief Financial Officer